UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2014

Wolverine World Wide, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06024 (Commission File Number)	38-1185150 (IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan (Address of Principal Executive Offices)	49351 (Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                   Results of Operations and Financial Condition.

On July 15, 2014, Wolverine World Wide, Inc. (the “Company”) issued a press release announcing its financial results for the Company’s second quarter of 2014.  This press release is attached as Exhibit 99.1 to this Form 8-K (the “8-K”) and is here incorporated by reference.  The information in Item 2.02 of this 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05                   Costs Associated with Exit or Disposal Activities.

The Company conducted a review of its consumer-direct operations, including the performance and composition of its brick and mortar retail store fleet and the infrastructure supporting its consumer-direct operations.  On July 9, 2014, the Board of Directors of the Company approved a realignment of the Company’s consumer-direct operations (the “Plan”).  As a part of the Plan, the Company intends to close up to 140 retail stores over the next eighteen months, consolidate certain consumer-direct support functions and implement certain other organizational changes.

The Company estimates that pretax charges related to the Plan will range from $26.6 million to $32.0 million.  The Company expects to record these charges throughout the remainder of fiscal 2014 and fiscal 2015 as it executes specific initiatives.  Approximately $9.6 million to $11.6 million of this estimate represents non-cash charges with the remainder representing estimated cash charges. The Company expects to complete the Plan in the next 18 months.

The following table summarizes the estimated range of pretax charges by major category in connection with the Plan:

	Estimated Range
(In millions)	Low	High
Non-cash charges related to impairment of property and equipment	$6.1	$8.2
Facility exit costs	11.3	12.4
Severance and employee-related costs	8.6	10.0
Charges against assets	0.6	1.4
Total	$26.6	$32.0

In addition to charges relating to the Plan, the Company recorded a $3.4 million non-cash charge related to the Company’s international operations in the second quarter of fiscal 2014.  The Company estimates additional charges to range between zero and $1.6 million.

Forward-Looking Statements

This report contains forward-looking statements, including statements regarding timing of completion of the Plan, the period during which charges related to the Plan will be recorded, the benefits of the Plan, the scope of the Plan and the costs, including non-cash charges, associated with implementing the Plan as well as potential additional charges associated with international operations. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: the possibility that the Company is unable to implement the Plan or to implement the Plan in accordance with current estimates regarding timing and, scope and costs; the possibility that the Company is unable to realize some or all of the estimated cost savings as a result of the Plan; changes in laws, regulations or accounting principles generally accepted in the United States; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements, which speak only as of the date made, as a prediction of actual results. The Company undertakes no obligation to update, amend or clarify forward-looking statements.

Item 9.01                   Financial Statements and Exhibits.

                                                                        (d)         Exhibits:

99.1

Press Release dated July 15, 2014. This Exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2014	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Brendan M. Gibbons
Brendan M. Gibbons Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document

99.1	Wolverine World Wide, Inc. Press Release dated July 15, 2014.